EXHIBIT 23





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (File Nos. 33-37683, 333-38259, 333-44652, 333-68481, 333-55700, 333-111014)
of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated August 20, 2004, appearing in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 2004.



/S/ DELOITTE & TOUCHE LLP


September 10, 2004